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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported):  September 23, 1999
                                                        ------------------


                           Engage Technologies, Inc.
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            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


           000-1084573                                04-3281378
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     (Commission File Number)           (I.R.S. Employer Identification No.)



100 Brickstone Square
Andover, Massachusetts                             01810
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(Address of Principal Executive Offices)         (Zip Code)


                                (978) 684-3884
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             (Registrant's Telephone Number, Including Area Code)

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         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

     On September 23, 1999, Engage Technologies, Inc., a Delaware corporation ("Engage"), CMGI, Inc., a Delaware corporation and the majority stockholder of Engage ("CMGI"), AK Acquisition Corp., a California corporation and a wholly-owned subsidiary of CMGI ("Transitory Subsidiary"), AdKnowledge Inc., a California corporation ("AdKnowledge"), a provider of products and services which allow online marketers and ad agencies to plan, target, serve, track and analyze advertising campaigns, and Steve Findley, John Mracek and Kevin Wandryk (collectively, the "Shareholder Representative") executed an Agreement and Plan of Merger and Contribution (the "Merger Agreement"). Upon the completion of the transactions contemplated by the Merger Agreement, AdKnowledge will become a wholly-owned subsidiary of Engage. The Merger Agreement contemplates:

          First, a merger of Transitory Subsidiary with and into AdKnowledge, with AdKnowledge being the surviving corporation (the "Surviving Corporation"). In this merger, all the AdKnowledge preferred shareholders will receive an aggregate of approximately $170,000,000 of CMGI common stock and a new class of AdKnowledge common stock ("Surviving Corporation Common Stock"), and all common shareholders of AdKnowledge will receive shares of Surviving Corporation Common Stock. The value of the CMGI common stock being delivered is based upon $84.80, the average of the last reported sales prices of the CMGI common stock over the 45 consecutive trading days ending on September 20, 1999, which value may be adjusted upward by up to 10% or downward by up to 10% based upon the average of the last reported sales prices of such stock over the 45 consecutive trading days ending two trading days prior to the effective time of this merger. Upon completion of this merger, CMGI will own approximately 88% of the Surviving Corporation Common Stock.

          Second, CMGI and other shareholders of Surviving Corporation will contribute their Surviving Corporation Common Stock to Engage in exchange for approximately $193,000,000 of Engage's common stock. The value of the Engage common stock being delivered is $31.45, the average of the last reported sales prices of the Engage common stock over the 44 consecutive trading days ending on September 20, 1999, and may be adjusted upward or downward in the same manner as the CMGI stock described above.

          Third, Engage will consummate a California short-form merger between Surviving Corporation and a wholly-owned subsidiary of Engage ("Engage Sub"), pursuant to which Engage Sub will merge with and into Surviving Corporation, with Surviving Corporation being the surviving corporation in such merger. Any remaining holders of Surviving Corporation Common Stock will receive Engage's common stock in this merger.

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     The transactions are intended to be tax free under Section 368(a) and
Section 351 of the Internal Revenue Code of 1986, as amended, and to be accounted for as a purchase.


     The transactions described have been approved by the boards of directors of Engage, CMGI and AdKnowledge and remain subject to regulatory approvals, the approval of the stockholders of Engage and AdKnowledge and other customary closing conditions. Certain affiliates of AdKnowledge representing a significant percentage of AdKnowledge common and preferred stock have agreed to vote in favor of the transactions.

     The full text of Engage's press release issued in connection with the foregoing matters is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.
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          99.1      Press Release

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 1999                   ENGAGE TECHNOLOGIES, INC.
                                           (Registrant)


                                        By: /s/Paul L. Schaut
                                            -----------------
                                            Paul L. Schaut
                                            President and Chief
                                            Executive Officer

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                                 EXHIBIT INDEX


Exhibit
Number              Description
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 99.1               Press Release